EXHIBIT 10.6.1

[FORM OF JABIL CIRCUIT, INC.
2002 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT]

     Unless otherwise defined herein, the terms defined in the Jabil Circuit, Inc. 2002 Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this stock option agreement (“Option Agreement”).

I. NOTICE OF STOCK OPTION GRANT

     [NAME]

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

     Except as otherwise provided by Section 5 of Part II of this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule:

     Options shall vest at the rate of 12% of the shares upon the expiration of six (6) months after the Date of Grant and 2% of the shares on the same calendar day of each successive month thereafter, provided that in all instances the Optionee is an Employee of, or Consultant to, the Company or a Subsidiary.

Termination Period:

     This Option may be exercised for thirty (30) days after termination of Optionee’s Continuous Status as an Employee or Consultant, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II. AGREEMENT

     1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Option Agreement (the “Optionee”), an option (the “Option”) to purchase a number of Shares, as set forth in Part I of this Option Agreement, at the exercise price per share set forth in Part I of this Option Agreement (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 13(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in Part I of this Option Agreement as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

     2. Exercise of Option.

          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in Part I of this Option Agreement and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee’s death, Disability or other termination of Optionee’s Continuous Status as an Employee or Consultant, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

          (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a) cash; or

          (b) check; or

          (c) wire transfer; or

          (d) subject to the approval of the Administrator, such other methods as provided by the terms of the Plan.

     4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution, except as otherwise permitted by the Administrator in accordance with the terms of the Plan.

     The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5. Change in Control. In the event of a Change in Control, if this Option is outstanding on the date such Change in Control is determined to have occurred, is not yet exercisable and vested on such date, and does not become fully exercisable following such date pursuant to the Vesting Schedule set out in Part I of this Option Agreement, this Option:

          (a) shall become fully exercisable and vested on the first anniversary of the date of such Change in Control (the “Change in Control Anniversary”) if the Optionee’s Continuous Status as an Employee or Consultant does not terminate prior to the Change in Control Anniversary;

          (b) shall become fully exercisable and vested on the date of termination of the Optionee’s Continuous Status as an Employee or Consultant if such termination occurs prior to the Change in Control Anniversary as a result of termination by the Company without Cause or resignation by the Optionee for Good Reason; or

          (c) shall not become fully exercisable and vested if the Optionee’s Continuous Status as an Employee or Consultant terminates prior to the Change in Control Anniversary as a result of termination by the Company for Cause or resignation by the Optionee without Good Reason.

For purposes of this Section 5, the following definitions shall apply:

          (d) “Cause” means:

                    (i) An Optionee’s conviction of a crime involving fraud or dishonesty; or

                    (ii) An Optionee’s continued willful or reckless material misconduct in the performance of the Optionee’s duties after receipt of written notice from the Company concerning such misconduct;

provided, however, that for purposes of (ii) above, Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Optionee in good faith to have been in or not opposed to the interest of the Company (without intent of the Optionee to gain, directly or indirectly, a profit to which the Optionee was not legally entitled).

          (e) “Good Reason” means:

                    (i) The assignment to the Optionee of any duties inconsistent in any respect with the Optionee’s position (including status, titles and reporting requirement), authority, duties or responsibilities, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by the Optionee within 30 days following the assignment or other action by the Company;

                    (ii) Any reduction in compensation; or

                    (iii) Change in location of office of more than 35 miles without prior consent of the Optionee.

     6. Term of Option. This Option may be exercised only within the term set out in Part I of this Option Agreement, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     7. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Exercising the Option.

                    (i) Nonstatutory Stock Option (“NSO”). If this Option does not qualify as an ISO, the Optionee will incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                    (ii) Incentive Stock Option (“ISO”). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

          (b) Disposition of Shares.

                    (i) NSO. The Optionee will realize capital gain equal to the excess of the amount realized from disposition of NSO Shares over the Optionees’s tax basis in the NSO Shares. An Optionee’s tax basis in the NSO Shares generally is the fair market value of the NSO Shares on the date the Optionee exercises the NSO. The capital gain will be long-term or short-term depending on the length of time the Optionee held the NSO Shares.

                    (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the ISO Shares will be treated as capital gain. The capital gain will be long-term or short-term depending on the length of time the Optionee held the ISO Shares. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, the Optionee will realize compensation income (taxable at ordinary income rates) equal to the lesser of (A) the difference between the fair market value of such ISO Shares on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such ISO Shares and the aggregate Exercise Price.

          (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Option Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

OPTIONEE:	JABIL CIRCUIT, INC.

By:

Signature	TIMOTHY L. MAIN

Title: PRESIDENT

Revised 10/03

EXHIBIT A

2002 STOCK INCENTIVE PLAN
EXERCISE NOTICE

Employee’s Name

Jabil Circuit, Inc.
10560 Dr. Martin Luther King Jr. Street North
St. Petersburg, FL 33716-3718

Attention:

1. Exercise of Option. Effective as of the date that appears below the signature of the undersigned (the “Purchaser”), Purchaser hereby elects to purchase                     shares (at $                    ) (the “Shares”) of the Common Stock of Jabil Circuit, Inc. (the “Company”) under and pursuant to the 2002 Stock Incentive Plan (the “Plan”) and the Stock Option Agreement dated                                          (the “Option Agreement”). The purchase price of the Shares shall be $                    , as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3. Representation of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and the prospectus that describes the Plan and agrees to abide by and be bound by the terms and conditions of the Plan and the Option Agreement.

4. Rights of Stockholder. Subject to the terms and conditions of this Exercise Notice, Purchaser shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

PURCHASER:	JABIL CIRCUIT, INC.

By:

Signature	Robert L. Paver

	Its:	Secretary & General Counsel

Date

Print Name

Social Security Number

Address:	Address:

10560 Dr. Martin Luther King Jr. Street North St. Petersburg, Florida 33716-3718